Exhibit 99.1

Willis Group Holdings To End Practice of Contingency Agreements with Insurance Carriers

     NEW YORK--(BUSINESS WIRE)--Oct. 21, 2004--Willis Group Holdings (NYSE:
WSH):

     --   Company Takes Action in Response to Customer Concerns over Contingents

     -- Company Finds No Evidence that Practices of Bid-Rigging Have Occurred at Willis

     -- Willis Introduces "Client Bill of Rights" Formalizing Its Commitment to Client Advocacy

     Willis Group Holdings (NYSE: WSH), the global insurance broker, today announced that it is ending the practice of accepting contingency payments from insurers. The company also said that an internal review of practices conducted in the course of responding to subpoenas received from the New York Attorney General had found no evidence that the practices of bid-rigging or "tying" placements with insurers to sales of treaty reinsurance services have been engaged in at Willis.
     The company also today introduced a new Client Bill of Rights, articulating the company's commitment to client advocacy.

     Joe Plumeri, Chairman and Chief Executive Officer of Willis Group Holdings, said, "Willis is committed to client advocacy, which means listening to our clients. We want our clients to know that we have heard them loud and clear: they don't like contingency agreements. We are abolishing contingencies at Willis in response to client concerns. We believe this will strengthen our relationships with clients and remove even the appearance of a conflict of interest. We also are spelling out for clients our commitment to them in our Client Bill of Rights and creating new ways for them to ensure we hear their concerns."
     The company said it will discontinue contingency agreements in North America immediately. Willis also said it would discontinue contingency agreements in the other countries in which it operates around the world, with the intention of having all existing contingency agreements in markets outside North America unwound as soon as possible and in any event by the end of the year.
     The company said that, on a global basis, market agreements had been expected to generate about $160 million in revenue for 2004. Of this amount, about $35 million was from North America in 2004 and the rest from other markets around the world.

     Estimated 2004 Global Insurer Services Compensation

     Definitions of Contingent Commissions vary. In the interest of clarity, we are giving below a broad summary of the various forms of compensation we receive from the market. This includes a number of items which fall outside our normal definition of volume and profit contingencies. The figures are based on our assessment of the income that would normally have been earned on our agreements and best estimates of 2004 premium volume.


                                                                 US $m
----------------------------------------------------------------------
Global Volume Contingencies (Distribution Services Compensation
 driven primarily by premium Volume transacted with carriers).     73
----------------------------------------------------------------------
Global Profit Contingencies (Distribution Services Compensation
 driven primarily by the profit performance of business transacted
 with carriers).                                                    7
----------------------------------------------------------------------
Market Service Fees (Compensation paid for Product Development
 Services, Carrier Benchmarking and Underwriting Analysis, Market Research, Industry and Geographic Intelligence, Modelling, Policy Issuance and Premium Accounting, Claims Management and Processing
 etc).                                                             42
----------------------------------------------------------------------
Miscellaneous Items (Line Slip and Cover Holder Management,
 Binding Authorities, Underwriting and Administration services, Portfolio Management, Market Security Information, Credit Finance
 etc).                                                             38
----------------------------------------------------------------------
Worldwide Total                                                   160
----------------------------------------------------------------------


     To underscore our commitment to our clients, we are introducing a Client Bill of Rights. This articulates our commitment to assuring that our practices uphold the highest standard of fairness and integrity.

     The Client Bill of Rights include the following fundamental commitments:

     1. Willis represents the client's best interests through a Client Advocate. Willis' global resources and services are committed to understanding the client's company, its industry and its individual needs. Willis' recommendations and solutions will be driven by what is in the client's best interests. This is the centerpiece of the value Willis provides its clients.
     2. At the commencement of every new engagement and at renewal thereafter Willis will describe the service and value it provides and how it is compensated for it - in plain and simple language as part of its terms of business agreement.
     3. Willis will listen before it acts. Its partnerships with clients will be typified by clear, complete and candid communication.
     4. Clients will have a toll-free number to give Willis feedback on the quality of its services. Clients can comment, critique and suggest areas for improvement. Willis values client input.
     5. Willis will require that the training all of its Associates already receive includes enhanced emphasis on their duty of care, undivided loyalty and full disclosure to clients.
     6. Willis Associates are prohibited from accepting any gifts, entertainment or trips from insurers that could create the appearance of a conflict of interest with its clients.
     7. Willis will not accept contingency compensation.
     8. We will conduct our business in accordance with our "best practices" guidelines we refer to as the Willis Excellence Model.
     9. Willis' compliance with these principles will be monitored by a series of internal controls, including regular compliance reviews, audits and review by the Audit Committee of the Willis Board of Directors.
     "Our basic principle and guiding philosophy is that we represent our clients. We're going to do business based on what's best for our clients, and we believe that will also be best for our Associates and our shareholders," Mr. Plumeri said.
     Willis Group Holdings Limited is a leading global insurance broker, developing and delivering professional insurance, reinsurance, risk management, financial and human resource consulting and actuarial services to corporations, public entities and institutions around the world. With over 300 offices in some 80 countries, its global team of 14,500 Associates serves clients in some 180 countries. Additional information on Willis may be found on its web site www.willis.com.

     This press release may contain certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated, depending on a variety of factors such as general economic conditions in different countries around the world, fluctuations in global equity and fixed income markets, changes in premium rates, the competitive environment and the actual cost of resolution of contingent liabilities. Further information concerning the Company and its business, including factors that potentially could materially affect the Company's financial results are contained in the Company's filings with the Securities and Exchange Commission.

     CONTACT: Willis Group Holdings
              Investors:
              Kerry K. Calaiaro
              +1-212-837-0880
              Email: calaiaroke@willis.com
              or
              Media:
              Nicholas Jones
              + 44 20 7488-8190
              Email: jonesnr@willis.com
              or
              Dan Prince
              +1-212-837-0806
              Email: princeda@willis.com